UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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THERMOENERGY CORPORATION
(Name of Registrant as Specified in its Charter)

_______________________________________________________________
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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ThermoEnergy Corporation

NOTICE OF SPECIAL MEETING
IN LIEU OF THE 2011 ANNUAL MEETING OF SHAREHOLDERS

Notice is hereby given that a Special Meeting of Shareholders in lieu of the 2011 Annual Meeting of Shareholders of ThermoEnergy Corporation will be held Tuesday, December 13, 2011 at 10:00 a.m., local time, at the offices of Nixon Peabody LLP, 100 Summer Street, Boston, Massachusetts, for these purposes:

1.	To elect two directors to serve on our Board of Directors, to serve until the 2012 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified;

2.	To ratify the appointment of CCR LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011; and

3.	To consider and act upon such other business as may be properly presented to the meeting or any postponement or adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.  The Board of Directors has fixed the close of business on November 11, 2011, as the record date for the determination of the shareholders entitled to notice of, and to vote at, the meeting or any postponement or adjournment.

A Proxy Card, our  Proxy Statement and our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2010 are enclosed with this Notice of Special Meeting in lieu of the 2011 Annual Meeting of Shareholders.  Our Board of Directors recommends that you vote FOR election of the nominees for director named in the Proxy Statement and FOR ratification of the appointment of CCR LLP as independent registered public accountants for the fiscal year ending December 31, 2011.

All shareholders are cordially invited to attend the meeting in person.  However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy Card as promptly as possible in the postage prepaid envelope provided for that purpose.  Any shareholder attending the meeting may vote in person even if he or she returned a proxy.

By order of the Board of Directors, Cary G. Bullock Chairman and Chief Executive Officer

November 17, 2011
Worcester, Massachusetts

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING IN LIEU OF THE 2011 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER 13, 2011:

This Proxy Statement and the accompanying Annual Report are available via the Internet at http://thermoenergy.ir.stockpr.com and at www.proxyvote.com.

ii

Table of Contents

Questions and Answers about Voting and the Special Meeting	1

Proposal I – Election of Directors	4

Nominees	4

Directors who are not Nominees for Election at the Special Meeting	5

Committees of the Board of Directors	6

Shareholder Communications	7

Code of Ethics	7

Board Determination of Independence	7

Board Leadership Structure	8

The Role of the Board in Risk Oversight	8

Attendance at the Annual Meeting and at Board and Committee Meetings	8

Compensation of the Board	9

Security Ownership by Certain Beneficial Owners, Directors and
Executive Officers	10

Section 16(a) Beneficial Ownership Reporting Compliance	17

Executive Officers	17

Executive Compensation	18

Summary Compensation Table	18

Outstanding Equity Awards at December 31, 2010	20

Equity Compensation Plan Information	21

Employment Contracts and Agreements	21

Certain Relationships and Related Transactions	23

Compensation Discussion and Analysis	24

Audit Committee Report	26

Proposal II – Ratification of Appointment of Independent Registered
Public Accounting Firm	28

Information Incorporated by Reference to Annual Report on Form 10-K/A	30

Other Matters	30

Appendix A Charter of the Compensation and Benefits Committee	A-1

i

ThermoEnergy Corporation

10 New Bond Street
Worcester, Massachusetts 01606
Telephone 508.854.1628
Facsimile 508.854.1753

November 17, 2011

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT VOTING AND THE SPECIAL MEETING IN LIEU OF THE 2011 ANNUAL MEETING

Q:  Why did I receive this proxy statement?

A:
The Board of Directors of ThermoEnergy Corporation is soliciting your proxy to vote at the Special Meeting in lieu of the 2011 Annual Meeting of Shareholders because you were a shareholder of ThermoEnergy as of the close of business on November 11, 2011, the record date, and are therefore entitled to vote at the meeting.

This Proxy Statement and Proxy Card, along with the Annual Report on Form 10-K/A for the fiscal year ended December 31, 2010, are being mailed, beginning on or about November 17, 2011, to shareholders as of the record date.  The Proxy Statement summarizes the information you need to know to vote at the meeting.  You do not need to attend the meeting to vote your shares.

Q:  What am I voting on?

A:
●   If you are a holder of Common Stock or Series A Convertible Preferred Stock: Election of two directors: Cary G. Bullock and Arthur S. Reynolds, both of whom have been nominated to serve until the 2012 Annual Meeting of Shareholders, and until their respective successors are elected or appointed.   Messrs. Bullock and Reynolds are incumbent directors.

●   If you are a holder of Common Stock, Series A Convertible Preferred Stock or Series B Convertible Preferred Stock: Ratification of the appointment of CCR LLP as ThermoEnergy’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

The Board of Directors recommends a vote FOR election of the nominees to the Board of Directors, and FOR ratification of the appointment of CCR LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

Q:  What is the voting requirement to elect the directors?  What is the voting requirement to ratify the appointment of CCR LLP as independent registered public accountants?

A:
For the election of directors, the nominees must receive the affirmative vote of a plurality of the votes cast by the holders of the Common Stock and Series A Convertible Preferred Stock, voting together as a single class.  The proposal to ratify the appointment of CCR LLP as independent registered public accountants requires the affirmative vote of a majority of the votes cast by the holders of the Common Stock, Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, voting together as a single class.  Abstentions will count as a negative vote. The voting requirements given in this answer assume that a quorum is present.

Q:  How many votes do I have?

A:
You are entitled to one vote for each share of ThermoEnergy’s Common Stock or Series A Convertible Preferred Stock that you hold and ten votes for each share of ThermoEnergy’s Series B Convertible Preferred Stock that you hold.  Shareholders do not have cumulative voting rights.  Holders of ThermoEnergy’s Series B Convertible Preferred Stock are not entitled to vote in the election of directors at the Special Meeting in lieu of the 2011 Annual Meeting of Shareholders, as they have previously cast their votes through written consent of a majority of the holders of the Series B Convertible Preferred Stock.

Q:  How do I vote?

A:	You may vote using any of the following methods:

(1)	Complete, sign and date the Proxy Card you receive and return it in the prepaid envelope; or

(2)	Attend the Special Meeting of Shareholders to vote in person.

If you return your signed Proxy Card but do not indicate your voting preferences, the persons named in the Proxy Card will vote FOR the election of the nominees for director, and FOR ratification of CCR LLP as our independent registered public accountants for 2011.

Q:  What can I do if I change my mind after I vote my shares?

A:	You may revoke your proxy at any time before it is voted at the Special Meeting of Shareholders by:

(1)	Sending written notice of revocation to the Secretary of ThermoEnergy;

(2)	Submitting a new paper ballot after the date of the revoked proxy; or

(3)	Attending the Special Meeting of Shareholders and voting in person.

You may also be represented by another person at the meeting by executing a proper proxy designating that person.

Q: Can I vote if my shares are held in a brokerage account?

A:
If you are a beneficial owner whose shares are held of record by a broker, you must instruct your broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any matter on which the broker does not have discretionary authority to vote, which includes the election of directors. Without your voting instruction, a “broker non-vote” will occur where the broker can register your shares as being present at the meeting for purposes of determining the presence of a quorum, but will not be able to vote on the election of directors absent instructions.

Q:  What constitutes a quorum?

A:
As of the record date, 57,467,098 shares of Common Stock, 208,334 shares of Series A Convertible Preferred Stock and 11,664,993 shares of Series B Convertible Preferred Stock were outstanding.  Except as otherwise required by law or the Certificate of Incorporation, the holders of the Common Stock, the holders of the Series A Convertible Preferred Stock and the holders of the Series B Convertible Preferred Stock vote together as a single class, with each share of Common Stock and each share of Series A Convertible Preferred Stock entitling the holder thereof to one vote and each share of Series B Convertible Preferred Stock entitling the holder thereof to ten votes.  The holders of a majority in voting power of the outstanding shares of Common Stock, Series A Convertible Preferred Stock and Series B Convertible Preferred Stock (or 87,162,682 votes), present in person or represented by proxy, constitute a quorum for the purpose of the meeting.  If you submit a properly executed proxy, then you will be considered part of the quorum.  If you are present or represented by proxy at the meeting, you will count toward a quorum.

Q:  Who can attend the Annual Meeting of Shareholders?

A:	All shareholders as of the record date may attend the Special Meeting of Shareholders.

Q:  Are there any shareholders that own more than 5% of ThermoEnergy’s outstanding Common Stock?

A:
As of the record date, November 11, 2011, David Gelbaum and Monica Chavez Gelbaum (The Quercus Trust), Security Investors, LLC, Robert S. Trump, J. Winder Hughes III (The Focus Fund), and Empire Capital Management and its affiliates each beneficially owned more than 5% of our outstanding Common Stock and each also beneficially owned more than 5% in voting power of our outstanding Common Stock, Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, considered together as a single class.

Q:  When are shareholder proposals due for the 2012 Annual Meeting of Shareholders?

A:
In order to be considered for inclusion in next year’s proxy statement, shareholder proposals must be submitted in writing by December 31, 2011, to Cary G. Bullock, Chairman and Chief Executive Officer, ThermoEnergy Corporation, 10 New Bond Street, Worcester, Massachusetts 01606.

If you notify us after March 1, 2012 of an intent to present a proposal at our 2012 Annual Meeting of Shareholders, we will have the right to exercise discretionary voting authority with respect to your proposal, if presented at the meeting, without including information regarding it in our proxy materials.

Q:  What happens if the nominees for director are unable to serve as directors?

A:
If a nominee becomes unavailable for election, which we do not expect, votes will be cast for the substitute nominee or nominees who may be designated by the Nominating Committee of the Board of Directors.

Q:  Who will be responsible for soliciting proxies?

A:
We have neither hired nor paid for assistance in the distribution of proxy materials and solicitation of votes.  Employees, officers and directors of ThermoEnergy may solicit proxies, but will not be separately compensated for such solicitation.  We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out of pocket expenses for forwarding proxy and solicitation materials to the owners of Common Stock.

Q: Where can I find the voting results of the meeting?

A:
We will announce the voting results of the Special Meeting in lieu of Annual Meeting of Shareholders in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission within four business days of the meeting.

PROPOSAL I

ELECTION OF DIRECTORS

Unless otherwise directed in the proxy, the persons named in the enclosed proxy card, or their substitute, will vote the proxy FOR the election of Cary G. Bullock and Arthur S. Reynolds to the Board of Directors.

Pursuant to our Certificate of Incorporation, as amended, the number of directors constituting the Board of Directors has been set at seven.  Four members of the Board of Directors are elected by the holders of our Series B Convertible Preferred Stock and three members of the Board of Directors are elected by the holders of our Common Stock and our Series A Convertible Preferred Stock (voting together as a single class).  All directors serve one-year terms.  An action by Written Consent of the holders of a majority of the outstanding shares of our Series B Convertible Preferred Stock was taken on November 15, 2011, electing three members of the Board of Directors effective December 13, 2011; one board seat for a director to be elected by the holders of the Series B Convertible Preferred Stock is currently vacant. At the Special Meeting of Shareholders, two directors are to be elected by the holders of our Common Stock and our Series A Convertible Preferred Stock; one board seat for a director to be elected by the holders of the Common Stock is currently vacant.  The Nominating Committee of the Board of Directors has determined to leave the third board seat vacant for the present while the Committee considers the credentials of qualified persons to join the Board of Directors.  Cary G. Bullock and Arthur S. Reynolds currently serve on the Board of Directors and are being nominated for another term, expiring at the 2012 Annual Meeting of Shareholders.

Nominees

Cary G. Bullock, age 65, was appointed as our President and Chief Executive Officer and was elected to our Board of Directors on January 27, 2010.  He was elected Chairman of our Board of Directors on September 6, 2011.  Mr. Bullock also serves as Chief Executive Officer and a member of the Board of Directors of our subsidiary, ThermoEnergy Power Systems LLC, as a member of the Board of Managers of Babcock-Thermo Clean Combustion LLC, our joint venture with Babcock Power, Inc., and as President and a member of the Board of Directors of our subsidiary, CASTion Corporation.  Prior to becoming our President and CEO, Mr. Bullock had been employed by GreenFuel Technologies Corporation, serving as Chief Executive Officer from February 2005 through July 2007 and as Vice President for Business Development from July 2007 through January 2009; he was a member of the Board of Directors of GreenFuel Technologies Corporation from February 2005 through August 2009. In May 2009, GreenFuel Technologies ceased business operations and made an assignment of its assets to a trustee for the benefit of its creditors.   From February 2009 through January 2010, Mr. Bullock served a variety of clients as an independent consultant and business advisor.  Prior to joining GreenFuel Technologies, Mr. Bullock was Chairman and Chief Executive Officer of Excelergy Corporation, Vice President of KENETECH Management Services and President of its affiliate, KENETECH Energy Management, Inc., Chairman and Chief Executive Officer of Econoler/USA Inc., Vice President of Engineering and Operations and Principal Engineer of Xenergy Inc., Director of Special Engineering and a Senior Engineer at ECRM, Inc. and a Senior Engineer at Sylvania Electronics Systems.  Mr. Bullock received an A.B. from Amherst College and an S.B. and an S.M. from Massachusetts Institute of Technology.  Having worked as a senior executive in several early-stage energy companies, Mr. Bullock brings to the Board extensive industry and strategic experience.

Arthur S. Reynolds, age 67, has been a director of the Company since October 2008.  He also serves as a member of the Board of Directors of our subsidiary, CASTion Corporation.  From August 3, 2009  through November 16, 2009, Mr. Reynolds served as our interim Chief Financial Officer, and except during that period, has been Chairman of the Audit Committee of the Board of Directors.  He is the founder of Rexon Limited of London and New York where, since 1999, he has served as managing director. Mr. Reynolds was founder and, from 1997 to 1999, managing partner of London-based Value Management & Research (UK) Limited.   Mr. Reynolds was the founder and, from 1982 to 1997, served as managing director of Ferghana Financial Services Limited.  Prior thereto, Mr. Reynolds held executive positions at Merrill Lynch International Bank Limited, Banque de la Société Financière Européene, J.P. Morgan & Company and Mobil Corporation.  From July 30 to November 30, 2011, Mr. Reynolds was the Chief Executive Officer of Clean Power Technologies.  Mr. Reynolds is a director of Apogee Technology, Inc.  Mr. Reynolds holds an A.B. from Columbia University, a M.A. from Cambridge University, and an M.B.A. in Finance from New York University.  Mr. Reynolds brings to the Board extensive financial and executive experience across multiple sectors, with special strength in the international arena.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ELECTION OF THE NOMINEES.

Directors who are not Nominees for Election at the Special Meeting

The following members of the Board of Directors have been re-elected, effective December 13, 2011, to serve until the 2012 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified, by written consent of the holders of a majority of the outstanding shares of our Series B Convertible Preferred Stock, and are therefore not candidates for election at the Special Meeting of Shareholders:

David Anthony, age 50, has been a director of the Company since October 2009.  Mr. Anthony also serves as a member of the Board of Managers of Babcock-Thermo Clean Combustion LLC, our joint venture with Babcock Power, Inc., and as a member of the Board of Directors of our subsidiary, CASTion Corporation.  Since 2003, he has been Managing Director of 21 Ventures, LLC, a VC management firm providing seed, growth and bridge capital for technology ventures.  Mr. Anthony sits on numerous boards, including: Axion Power International, Inc.; Clean Power Technologies Inc.; Solar EnerTech Corp.; Energy Focus, Inc.; Advanced Hydro, Inc.; Advanced Telemetry, LLC; Aero Farm Systems LLC; Applied Solar LLC; BioPetroClean, Inc.; Expansion Media, LLC; ETV Motors, Ltd.; Graphene Energy, Inc.; Gravity Power, LLC; GreenRay, Inc.; Lightwave Power, Inc.; Magenn Power, Inc.; ReGen Power Systems LLC; Safe Hydrogen, LLC; Variable Wind Solutions Ltd.; Agent Video Intelligence Ltd.; and Command Speech Ltd.  Prior to 21 Ventures, Mr. Anthony launched Notorious Entertainment, a developer of multimedia brands.  Mr. Anthony received a B.A. in Economics from George Washington University and an M.B.A. from Dartmouth College.  Mr. Anthony brings to the Board extensive public company corporate governance and venture capital experience.

J. Winder Hughes III, age 53, has been a director of the Company since July 2009 (except for the period from January 27, 2010 to February 5, 2010).  Mr. Hughes also serves as a member of the Board of Managers of Babcock-Thermo Clean Combustion LLC, our joint venture with Babcock Power, Inc., and as a member of the Board of Directors of our subsidiary, CASTion Corporation.  Since 1995, Mr. Hughes has served as the managing partner of Hughes Capital Investors, LLC, which manages private assets and raises money for small public companies.  He formed the Focus Fund, LP in 2000 (with Hughes Capital as the fund manager), which is a highly-concentrated equity partnership that focuses on publicly-traded emerging growth companies.  From November 2007 to November 2009, Mr. Hughes was a director of Viking Systems, Inc, a manufacturer of surgical tools.  From 1983 to 1995, Mr. Hughes was an investment executive, first with Kidder Peabody & Co. and subsequently with Prudential Securities.  Mr. Hughes holds a B.A. in Economics from the University of North Carolina at Chapel Hill.  Mr. Hughes brings to the Board significant experience with capital raising, corporate restructuring, and managing strategic business relationships.

Shawn R. Hughes, age 51, has been a director of the Company since October 2009.  He previously served as a member of our Board of Directors from September 2008 until January 2009.  Mr. Hughes also serves as a member of the Board of Directors of our subsidiary, CASTion Corporation.  He served as President and Chief Operating Officer of the Company from January 1, 2008 to January 27, 2010. From June 15, 2007 through December 31, 2007, he was employed by us to assist the Chief Executive Officer in administering corporate affairs and overseeing all of our business operating functions. Since July 2011, Mr. Hughes has been Chief Executive Officer of Blue Sky Mast Inc., a company that designs and manufactures portable, rapid deployment multi-purpose mast systems for military and commercial applications. From November 2006 to May 2007, Mr. Hughes served as President and Chief Operating Officer of Mortgage Contract Services.  From 2001 to 2006, Mr. Hughes served as Chief Executive Officer of Fortress Technologies.  Mr. Hughes holds a B.S.B.A. from Slippery Rock University and an M.B.A. from Florida State University.  Mr. Hughes brings to the Board extensive experience in executive management and strategic planning.

Pursuant to our Certificate of Incorporation, as amended, the holders of our Series B Convertible Preferred Stock are entitled to elect four members of our Board of Directors (the “Series B Directors”), which Series B Directors are subject to removal only by a vote of the holders of not less than 66⅔% of the then-outstanding shares of Series B Convertible Preferred Stock voting as a separate class; any vacancy created by the resignation or removal of a Series B Director may be filled either by (i) the vote or consent of the holders of a majority of the then-outstanding shares of Series B Convertible Preferred Stock or (ii) the unanimous vote or consent of the remaining Series B Directors.  The holders of our Common Stock, voting together with the holders of our Series A Preferred Stock, are entitled to elect three members of our Board of Directors (the “Common Stock Directors”), which Common Stock Directors are subject to removal only by a vote of the holders of a majority of the then-outstanding shares of Common Stock (taken together as a single class with the then-outstanding shares of Series A Preferred Stock); any vacancy created by the resignation or removal of a Common Stock Director may be filled either by (i) the vote or consent of the holders of a majority of the then-outstanding shares of Common Stock and Series A Preferred Stock (voting or consenting together as a single class) or (ii) the unanimous vote or consent of the remaining Common Stock Directors.  The holders of our Series B Convertible Preferred Stock are parties to a Voting Agreement dated as of November 19, 2009, pursuant to which they have agreed to vote all of their shares of Series B Convertible Preferred Stock for the election to our Board of Directors of three persons designated by The Quercus Trust and one person designated by Robert S. Trump.  The Series B Directors are David Anthony and J. Winder Hughes III (both of whom are designees of The Quercus Trust) and Shawn R. Hughes (who is the designee of Robert S. Trump); one Series B Directorship is vacant.  The Common Stock Directors are currently Cary G. Bullock and Arthur S. Reynolds; one Common Stock Directorship is vacant.  All directors serve terms of one year.

The Executive Employment Agreement of our Chairman and Chief Executive Officer, Cary G. Bullock, provides that, during the term of his employment, Mr. Bullock will be elected to serve on our Board of Directors.

None of our directors or executive officers is related by blood or marriage to any other director or executive officer.

Committees of the Board of Directors

Compensation and Benefits Committee.  The Compensation and Benefits Committee consists of Mr. Anthony, as Chairman, Mr. Shawn Hughes, and Mr. Winder Hughes.  This committee makes recommendations to the Board of Directors on compensation generally, executive officer salaries, bonus awards, stock option grants, special awards and supplemental compensation.  The Compensation and Benefits Committee consults generally with management on matters concerning executive compensation and other compensation issues where Board of Directors or shareholder action is contemplated.  The Compensation and Benefits Committee is governed by a written charter approved by the Board of Directors.  The charter sets out the Compensation and Benefits Committee’s membership requirements and responsibilities.  A copy of the Compensation and Benefits Committee charter is attached as Appendix A to this Proxy Statement.  The Board has determined that all of the members of the Compensation and Benefits Committee are independent.

Audit Committee.  The Audit Committee consists of Mr. Reynolds, as Chairman, Mr. Winder Hughes, and Mr. Anthony.  This committee oversees the Company’s financial reporting process and internal controls.  The Audit Committee is governed by a written charter approved by the Board of Directors.  The charter sets out the Audit Committee’s membership requirements and responsibilities.  A copy of the Audit Committee charter was filed as Appendix A to the Company’s Proxy Statement on Schedule 14A for 2010.  As part of its duties, the Audit Committee consults with management and the Company’s independent registered public accounting firm during the year on matters related to the annual audit, internal controls, the published financial statements and the accounting principles and auditing procedures being applied.  The Audit Committee selects the Company’s registered public accounting firm, reviews the independent registered public accounting firm’s audit fees, discusses relationships with the auditor, and reviews and approves in advance non-audit services to ensure no compromise of independence.  The Board has determined that Messrs. Anthony and Hughes are “independent directors” and that all of the members are audit committee financial experts (as defined in Item 407(d)(5)(ii) of Regulation S-K).  Mr. Reynolds is not considered independent due to his service as interim Chief Financial Officer during the period August 3, 2009 through November 16, 2009 but, because of Mr. Reynolds’s prior service as an independent member of the Audit Committee, the extraordinary circumstances under which he agreed to serve as interim Chief Financial Officer, and the brief period of such service, the Board of Directors has determined that Mr. Reynolds will be able to exercise independent judgment as a member of the Audit Committee and that his service as Chairman of the Audit Committee is in the best interests of the Company and its shareholders.

Nominating Committee.  The directors elected by the holders of our Common Stock and our Series A Convertible Preferred Stock (Messrs. Bullock and Reynolds) serve as the Nominating Committee, with Mr. Bullock serving as Chairman.  Until July 2011, the Nominating Committee also included Dennis C. Cossey who also served as the Chairman of the Committee. The Nominating Committee identifies the individuals to be nominated for election to the Board of Directors by the holders of our Common Stock and our Series A Convertible Preferred Stock.  In considering candidates, the Nominating Committee seeks to assure that the Board of Directors will include persons with a variety of skills and experience, including at least one director with expertise in the areas of the science and technology in which the Company operates and at least one director who qualifies as an audit committee financial expert.  The Nominating Committee does not have a charter.  The Nominating Committee will consider director candidates recommended by the shareholders if a nominating shareholder complies with the following requirements.  If a shareholder wishes to recommend a candidate to the Nominating Committee for consideration as a candidate for election to the Board of Directors, the shareholder must submit in writing to the Nominating Committee the nominee’s name and a brief resume setting forth the nominee’s business and educational background and qualifications for service, and a notarized consent signed by the recommended candidate stating the recommended candidate’s willingness to be nominated and to serve.  This information must be delivered to the Chairman of the Nominating Committee at the following address: ThermoEnergy Corporation, 10 New Bond Street, Worcester, Massachusetts 01606, and must be received no later than December 31 in any year to be considered as a potential director nominee at the Annual Meeting of Shareholders for the following year.  The Nominating Committee may request additional information if it determines a potential candidate may be an appropriate nominee.

Shareholder Communications

We do not have a formal policy for shareholder communications to the Board of Directors.  The small size of our Board of Directors and the simple administrative structure of ThermoEnergy permits shareholders to have easy access to ThermoEnergy’s management and its directors for any communications, including those pertaining to director nominations as set forth above.  Shareholder inquiries, suggestions and other communications may be directed to Investor Relations at ThermoEnergy Corporation, 10 New Bond Street, Worcester, Massachusetts 01606.

Code of Ethics

A copy of our Code of Business Conduct and Ethics, including additional provisions which apply to the chief executive officer and senior financial officers, may be obtained free of charge by making a written request to Investor Relations, ThermoEnergy Corporation, 10 New Bond Street, Worcester, Massachusetts 01606 and is also available on our website at http://ir.stockpr.com/thermoenergy.

Board Determination of Independence

Our securities are not listed on a national securities exchange or on an inter-dealer quotation system which has requirements that a majority of the board of directors be independent.  In determining which directors and which members of committees are “independent,” our Board of Directors has voluntarily adopted the independence standards set forth in the Marketplace Rules of the Nasdaq Stock Market.  Our Board of Directors has determined that, in accordance with these standards, two of our current Directors, David Anthony and J. Winder Hughes III are “independent directors.”  Although Shawn R. Hughes and Arthur S. Reynolds do not satisfy the independence standards that we have adopted because each of them, during part or all of the fiscal year ended December 31, 2009, served as an executive officer, our Board of Directors believes that neither Mr. Hughes nor Mr. Reynolds currently has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In determining the independence of our directors, the Board of Directors considered all transactions in which we and any director had any interest, including those discussed under “Certain Relationships and Related Transactions” below.

Board Leadership Structure

Mr. Cary G. Bullock currently combines the roles of the Company’s Chairman and Chief Executive Officer. The Board of Directors believes that the interests of the Company and its stockholders are currently best served by having the same individual serve as Chairman and Chief Executive Officer. The Board of Directors believes that mandating a split in the roles of the Chairman and Chief Executive Officer would at the present time be counterproductive by depriving the Board of Directors of the ability to select the most qualified and appropriate individual to lead the Board as Chairman.  The Board of Directors believes that it should have the flexibility to make these determinations at any given point in time in the way that it considers best to provide appropriate leadership for the Company at that time.  Having the Chief Executive Officer as Chairman at the current time has a number of benefits, including promoting a cohesive vision and strategy for the Company, clear and direct communication to the Board of Directors of any key enterprise risks and the ability of the Company to respond nimbly in a dynamic industry. The Board also believes that Board independence and oversight of management are effectively maintained through the Board’s current composition and the presence of independent directors.

We do not currently have a position for independent lead director. The Board of Directors believes that a number of the independent directors fulfill the lead independent director role at various times, depending upon the particular issues under discussion.

The Role of the Board in Risk Oversight

Our Board of Directors is responsible for understanding the risks faced by the Company, the level of risk that is appropriate for the Company, in light of its size, stage and industry, the steps that management is taking to manage risks and assessing the effectiveness of those steps. The role of our Board of Directors role in risk oversight includes receiving regular reports from members of senior management on areas of material risk to the Company, such as the status of pending litigation and the ongoing review of our internal controls. In addition to the Board of Directors, the Audit Committee plays an integral part in fulfilling its oversight responsibilities in certain areas of risk, specifically financial and enterprise risk, including internal controls. The Audit Committee reviews and discusses with management our major financial risk exposures, including risks related to fraud and regulatory compliance, our policies with respect to risk assessment and risk management, and the steps management has taken to monitor and control such exposures. Each of our directors has access to our Chief Financial Officer and any other members of our management to discuss and monitor potential risks.

Attendance at the Annual Meeting and at Board and Committee Meetings

Although we do not have a requirement that all members of the Board of Directors attend the Annual Meeting of Shareholders, such attendance is strongly encouraged.  All of the directors attended the 2010 Special Meeting in lieu of Annual Meeting of Shareholders. During the fiscal year ended 2010, the Board of Directors held 31 meetings and every director attended at least 75% of those meetings. During 2010, the Audit Committee held 6 meetings, the Compensation and Benefits Committee held 2 meetings, and the Nominating Committee held 1 meeting. All members of the committees attended at least 75% of the meetings of their respective committees.

Compensation of the Board

 Directors do not receive cash compensation for serving on the Board or its committees.  Non-employee directors are awarded annual grants of non-qualified stock options.  All directors are reimbursed for their reasonable expenses incurred in attending board meetings.  We maintain directors and officers liability insurance.

The following table shows compensation for the fiscal year ended December 31, 2010 to our directors who were not also named executive officers:

Director Compensation (1)

	Fees Earned or	Option Awards
Name	Paid in Cash	($) (2)	Total ($)
David Anthony	None	$9,295(3)	$9,295
Shawn R. Hughes	None	$9,295(3)	$9,295
J. Winder Hughes III	None	$9,295(3)	$9,295
Arthur S. Reynolds	None	$9,295(3)	$9,295

(1)
Certain columnar information required by Item 402(m) of Regulation S-K has been omitted for categories where there was no compensation awarded to, or paid to, the named executive officers required to be reported in such columns during 2009.

(2)
The amounts in the column “Options Award” reflect the dollar amount recognized for financial statement reporting purposes in accordance with ASC Topics 505 and 718. Assumptions used in the calculation of these amounts are included in Note 9 and Note 10 to the Company’s consolidated financial statements for the fiscal year ended December 31, 2010.  The amounts shown exclude the impact of any forfeitures related to service-based vesting conditions.  The actual amount realized by the director will likely vary based on a number of factors, including the Company’s performance, stock price fluctuations and applicable vesting.

(3)
An option to purchase 30,000 shares of Common Stock at an exercise price of $0.35 per share was granted to each of Messrs. Anthony, Shawn Hughes, J. Winder Hughes III and Reynolds on November 18, 2010; these options vest on December 13, 2011, the date of our 2011 Annual Meeting of Shareholders and expire on November 18, 2020.

Security Ownership by Certain Beneficial Owners, Directors and Executive Officers

Common Stock

The following table sets forth certain information as of November 11, 2011 with respect to beneficial ownership of our Common Stock by each shareholder known by the Company to be the beneficial owner of more than 5% of our Common Stock and by each of our directors and executive officers and by all of the directors, nominees for election as director, and executive officers as a group.

Beneficial Owners	Amount and Nature of Beneficial Ownership (1)		Percent of Class (2)

Directors and Officers

David Anthony
2105 Natalie Lane
Birmingham, Alabama 35244	60,000	(3)	*

Cary G. Bullock
10 New Bond Street
Worcester, Massachusetts 01606	4,079,699	(4)	6.6%

J. Winder Hughes III
PO Box 389
Ponte Vedra, Florida 32004	11,405,842	(5)	17.4%

Shawn R. Hughes
717 South Edison Avenue
Tampa, Florida 33606	982,500	(6)	1.7%

Teodor Klowan, Jr.
10 New Bond Street
Worcester, Massachusetts 01606	2,294,834	(4)	3.8%

Arthur S. Reynolds
230 Park Avenue, Suite 1000
New York, New York 10169	781,103	(7)	1.3%

All executive officers and directors as a group (6 persons)	19,603,978	(8)	26.6%

Other 5% Beneficial Owners

David Gelbaum and Monica Chavez Gelbaum
Quercus Trust
1835 Newport Blvd.
A109-PMC 467
Costa Mesa, California 92627	61,139,857	(9)	55.0%

Security Investors, LLC
One Security Benefit Place
Topeka, Kansas 66636	57,774,484	(10)	51.8%

Robert S. Trump
89 10th Street
Garden City, New York 11530	37,597,226	(11)	42.1%

Elise C. Roenigk PO Box 230 Eureka Springs, Arkansas 72632	5,862,451	(12)	9.4%

The Focus Fund
PO Box 389
Ponte Vedra, Florida 32004	11,095,838	(13)	17.2%

Empire Capital Management and Affiliates
One Gorham Island, Suite 201
Westport, Connecticut 06880	26,202,181	(14)	4.99%

Kevin B. Kimberlin c/o Spencer Trask
535 Madison Avenue
New York, NY 10022	28,875,225	(15)	34.4%

Massachusetts Technology Development Corp.
40 Broad St. Suite 230
Boston, MA 02109	14,908,233	(16)	20.9%

BCLF Ventures I, LLC
56 Warren St.
Boston, MA 02119	8,403,041	(17)	12.9%
  * Less than 1%

(1)
Includes shares as to which the identified person or entity directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power and/or investment power, as these terms are defined in Rule 13d-3(a) of the Securities Exchange Act of 1934, as amended.   Shares of Common Stock underlying options to purchase shares of Common Stock and securities convertible into shares of Common Stock, which were exercisable or convertible on, or become exercisable or convertible within 60 days after, November 11, 2011  are deemed to be outstanding with respect to a person or entity for the purpose of computing the outstanding shares of Common Stock owned by the particular person and by the group, but are not deemed outstanding for any other purpose.

(2)
Based on 57,467,098 shares of Common Stock issued and outstanding on November 11, 2011 plus, with respect to each individual or entity (but not with respect to other individuals or entities), the number of shares of Common Stock underlying options to purchase shares of Common Stock and securities convertible into shares of Common Stock, held by such individual or entity which were exercisable or convertible on, or which become exercisable or convertible within 60 days after, November 11, 2011.

(3)
All shares are issuable upon exercise of options, of which 30,000 options are not presently exercisable but will become exercisable as of the date of the 2011 Special Meeting in lieu of Annual Meeting of Shareholders on December 13, 2011.

(4)	All shares are issuable upon exercise of option.

(5)
Includes 3,357,500 shares owned by The Focus Fund. Also includes 7,738,338 shares issuable to The Focus Fund and 250,004 shares issuable to Hughes Capital upon the exercise of warrants or conversion of shares of Series B Convertible Preferred Stock.  Mr. Hughes is the Managing Director of both funds and may be deemed to be the beneficial owner of the securities held by such funds; he disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.  Also includes 60,000 shares issuable upon exercise of options, of which 30,000 options are not presently exercisable but will become exercisable as of the date of the 2011 Special Meeting in lieu of Annual Meeting of Shareholders on December 13, 2011.

(6)
Includes 880,000 shares issuable upon exercise of options and warrants, of which 30,000 options are not presently exercisable but will become exercisable as of the date of the 2011 Special Meeting in lieu of Annual Meeting of Shareholders on December 13, 2011.

(7)
Includes 600,000 shares issuable upon exercise of options and warrants, of which 30,000 options are not presently exercisable but will become exercisable as of the date of the 2011 Special Meeting in lieu of Annual Meeting of Shareholders on December 13, 2011.  Also includes 181,103 shares issuable upon the exercise of warrants held by Christine Reynolds, Mr. Reynolds’s wife.  Mr. Reynolds disclaims beneficial ownership of the shares issuable to Mrs. Reynolds.

(8)	Includes shares issuable upon exercise of options and warrants and conversion of shares of Series B Convertible Preferred Stock, as detailed in notes (3) through (7) above.

(9)
This beneficial ownership information  is based, in part, on information contained in Amendment No. 8 to the Statement on Schedule 13D filed by The Quercus Trust and Mr. and Mrs. Gelbaum as its trustees on August 13, 2010.  Includes 23,987,090 shares issuable upon conversion of shares of Series B Convertible Preferred Stock, 29,761,423 shares issuable upon the exercise of warrants, and 30,000 shares issuable upon exercise of options.

(10)
This beneficial ownership information is based on information contained in Amendment No. 3 to the Statement on  Schedule 13G filed by Security Investors, LLC on September 10, 2010.  Includes 20,833,340 shares issuable upon conversion of shares of Series B Convertible Preferred Stock and 33,333,344 shares issuable upon the exercise of warrants. Security Investors, LLC is the investment adviser to the following funds (the “Funds”): (i) Security Equity Fund, Mid Cap Value Fund, (ii) SBL Fund Series V (Mid Cap Value), (iii) Security Equity Fund, Mid Cap Value Institutional Fund, (iv) SBL Fund, Series Q (Small Cap Value) and (v) Security Equity Fund, Small Cap Value Fund.  Each of the Funds is an investment company registered under the Investment Company Act of 1940, as amended.  The securities owned by each Fund are as follows:

Fund	Shares of Common Stock	Shares of Common Stock Issuable upon Conversion of Shares of Series B Preferred Stock	Shares of Common Stock Issuable upon Exercise of Warrants
Security Equity Fund, Mid Cap Value Fund	2,701,839 shares	8,583,340 shares	13,733,344 shares
SBL Fund, Series V (Mid Cap Value)	905,961 shares	3,083,330 shares	4,933,328 shares
Security Equity Fund, Mid Cap Value Institutional Fund	−	7,937,500 shares	12,700,000 shares
SBL Fund, Series Q (Small Cap Value)	−	1,166,670 shares	1,866,672 shares
Security Equity Fund, Small Cap Value Fund	−	62,500 shares	100,000 shares

As investment adviser to the Funds, Security Investors, LLC may be deemed to be the beneficial owner of such securities.

(11)	Includes 31,773,770 shares issuable upon conversion of shares of Series B Convertible Preferred Stock.

(12)	Includes 30,000 shares issuable the exercise of options, 1,500,000 shares issuable upon the exercise of warrants, and 3,662,862 shares issuable upon conversion of convertible debt.

(13)	Includes 6,093,840 shares issuable upon conversion of shares of Series B Convertible Preferred Stock and 1,644,498 shares issuable upon the exercise of warrants.

(14)
This beneficial ownership information is based, in part, on information contained in Amendment No. 5 to the Statement on Schedule 13G filed by the group consisting of Empire Capital Management LLC and its affiliates on May 19, 2011.  Includes 23,198,610 shares issuable upon conversion of  outstanding shares of Series B Convertible Preferred Stock. The shares of Series B Convertible Preferred Stock over which Empire Capital Management and its affiliates have shared voting and dispositive power (the “Blocker Securities”) are subject to a 4.99% “blocker” provision.  The percentage set forth in the column under the heading “Percent of Class” gives effect to such blocker; however, the number of shares of Common Stock set forth in the column under the heading “Amount and Nature of Beneficial Ownership” includes all shares that would be issuable upon full conversion of the Blocker Securities without giving effect to such blocker.

(15)	Includes 5,517,250 shares issuable upon conversion of shares of Series B Convertible Preferred Stock and 20,922,108 shares issuable upon the exercise of warrants.

(16)	Includes 3,146,130 shares issuable upon conversion of shares of Series B Convertible Preferred Stock and 10,754,872 shares issuable upon the exercise of warrants.

(17)	Includes 1,799,670 shares issuable upon conversion of shares of Series B Convertible Preferred Stock and 6,025,098 shares issuable upon the exercise of warrants.

Series A Convertible Preferred Stock

As of November 11, 2011, there were 208,334 shares of Series A Convertible Preferred Stock issued and outstanding, all of which were held by Mr. Gregg Frankel.  Shares of Series A Convertible Preferred Stock are convertible into shares of Common Stock on a 1-for-1 basis.  The shares of Series A Convertible Preferred Stock held by Mr. Frankel represent a beneficial ownership of less than 1% of our issued and outstanding Common Stock.  None of our directors or executive officers owns any shares of Series A Convertible Preferred Stock.

Series B Convertible Preferred Stock

As of November 11, 2011, there were 11,664,993 shares of Series B Convertible Preferred Stock issued and outstanding.  The following table sets forth certain information as of November 11, 2011 with respect to beneficial ownership of our Series B Convertible Preferred Stock by each shareholder known by the Company to be the beneficial owner of more than 5% of our Series B Convertible Preferred Stock and by each of our directors and executive officers and by all of the directors, nominees for election as director, and executive officers as a group.  Shares of Series B Convertible Preferred Stock are convertible into shares of Common Stock on a 10-for-1 basis.

Beneficial Owners	Amount and Nature of Beneficial Ownership (1)		Percent of Class (2)

Directors and Officers

David Anthony
2105 Natalie Lane
Birmingham, Alabama 35244	0		*

Cary G. Bullock
10 New Bond Street
Worcester, Massachusetts 01606	0		*

J. Winder Hughes III
PO Box 389
Ponte Vedra, Florida 32004	624,769	(3)	5.4%

Shawn R. Hughes
717 South Edison Avenue
Tampa, Florida 33606	0		*

Teodor Klowan, Jr.
10 New Bond Street
Worcester, Massachusetts 01606	0		*

Arthur S. Reynolds
230 Park Avenue, Suite 1000
New York, New York 10169	0		*

All executive officers and directors as a group (6 persons)	624,769	(3)	5.4%

Other 5% Beneficial Owners

David Gelbaum and Monica Chavez Gelbaum
Quercus Trust
1835 Newport Blvd.
A109-PMC 467
Costa Mesa, California 92627	2,398,709		20.6%

Security Investors, LLC
One Security Benefit Place
Topeka, Kansas 66636	2,083,334	(4)	17.9%

Robert S. Trump
89 10th Street
Garden City, New York 11530	3,177,377		27.2%

The Focus Fund
PO Box 389
Ponte Vedra, Florida 32004	609,384		5.2%

Empire Capital Management and Affiliates
One Gorham Island, Suite 201
Westport, Connecticut 06880	2,319,861	19.9%
* Less than 1%

(1)
Includes shares as to which the identified person or entity directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power and/or investment power, as these terms are defined in Rule 13d-3(a) of the Securities Exchange Act of 1934, as amended.

(2)	Based on 11,664,993 shares of Series B Convertible Preferred Stock issued and outstanding on November 11, 2011.

(3)
Includes 609,384 shares owned by The Focus Fund and 15,385 shares owned by Hughes Capital.  Mr. Hughes is the Managing Director of both funds and may be deemed to be the beneficial owner of the securities held by such funds; he disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.

(4)
Security Investors, LLC may be deemed to be the beneficial owner of these shares because it is the investment adviser to the following funds (the “Funds”) which own shares of Series B Convertible Preferred Stock: (i) Security Equity Fund, Mid Cap Value Fund, (ii) SBL Fund Series V (Mid Cap Value), (iii) Security Equity Fund, Mid Cap Value Institutional Fund, (iv) SBL Fund, Series Q (Small Cap Value) and (v) Security Equity Fund, Small Cap Value Fund.  Each of the Funds is an investment company registered under the Investment Company Act of 1940, as amended.  The shares of Series B Convertible Preferred Stock owned by each Fund are as follows:

Fund	Shares of Series B Convertible Preferred Stock
Security Equity Fund, Mid Cap Value Fund	858,334 shares
SBL Fund, Series V (Mid Cap Value)	308,333 shares
Security Equity Fund, Mid Cap Value Institutional Fund	793,750 shares
SBL Fund, Series Q (Small Cap Value)	116,667 shares
Security Equity Fund, Small Cap Value Fund	6,250 shares

Votes Available to Certain Beneficial Owners, Directors and Executive Officers

Each share of Common Stock and each share of Series A Convertible Preferred Stock entitles the holder thereof to one vote and each share of Series B Convertible Preferred Stock entitles the holder thereof to ten votes. The holders of the Common Stock and the holders of the Series A Convertible Preferred Stock vote together as a single class on the election of directors (the holders of Series B Convertible Preferred Stock have exercised their franchise for election of directors through written consent – see Directors who are not Nominees for Election at the Special Meeting above). The holders of the Common Stock, the holders of the Series A Convertible Preferred Stock and the holders of the Series B Convertible Preferred Stock vote together as a single class on the proposal to ratify the appointment of the auditors.

The following table sets forth certain information as of November 11, 2011 with respect to the number of votes that may be cast in respect of each proposal at the Special Meeting in lieu of Annual Meeting of Shareholders by each shareholder known by the Company to be the beneficial owner of more than 5% of the shares of stock that vote as a single class with respect to each proposal, and by each of our directors and executive officers and by all of the directors, nominees for election as director, and executive officers as a group.

Beneficial Owners	Number of Votes for Proposal I(1)	Percentage of Class(2)	Number of Votes for Proposal II(1)	Percentage of Class(3)

Directors and Officers

David Anthony	0	*	0	*

Cary G. Bullock	0	*	0	*

J. Winder Hughes III	3,357,500(4)	5.8%	9,605,190(4)	5.5%

Shawn R. Hughes	102,500	0.2%	102,500	0.1%

Teodor Klowan, Jr.	0	*	0	*

Arthur S. Reynolds	0	*	0	*

All executive officers and directors as a group (6 persons)	3,460,000	6.0%	9,707,690	5.6%

Other 5% Beneficial Owners

David Gelbaum and Monica Chavez Gelbaum Quercus Trust	7,361,344(5)	12.8%	31,348,434(5)	13.8%

Security Investors, LLC	3,607,800(6)	6.3%	24,441,140(6)	14.0%

Robert S. Trump	5,823,456	10.1%	37,597,226	21.6%

Elise C. Roenigk	669,589	1.2%	669,589	0.4%

The Focus Fund	3,357,500	5.8%	9,451,340	5.4%

Empire Capital Management and Affiliates	3,003,571(7)	5.2%	26,202,181(7)	15.0%

Kevin B. Kimberlin	2,435,867	4.2%	7,953,117	4.6%

Massachusetts Technology Development Corp.	1,007,231	1.7%	4,153,361	2.4%

BCLF Ventures I, LLC	578,273	1.0%	2,377,943	1.4%

(1)
Does not include shares as to which the identified person or entity directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power and/or investment power, as these terms are defined in Rule 13d-3(a) of the Securities Exchange Act of 1934, as amended.

(2)
Based on 57,467,098 shares of Common Stock and 208,334 shares of Series A Convertible Preferred Stock issued and outstanding on November 11, 2011, and amounting to a total of 57,675,432 eligible votes for this proposal.

(3)
Based on 57,467,098 shares of Common Stock, 208,334 shares of Series A Convertible Preferred Stock, and 11,664,993 shares of Series B Convertible Preferred Stock, issued and outstanding on November 11, 2011, and amounting to a total of 174,325,362 eligible votes for this proposal (with each share of Series B Convertible Preferred Stock accounting for 10 votes).

(4)
Includes 3,357,500 shares owned by The Focus Fund.  Mr. Hughes is the Managing Director of the fund and may be deemed to be the beneficial owner of the securities held by the fund; he disclaims all beneficial ownership of such securities except to the extent of his pecuniary interest therein.

(5)
The beneficial ownership information is based, in part, on information contained in Amendment No. 8 to the Statement on Schedule 13D filed by The Quercus Trust and Mr. and Mrs. Gelbaum as its trustees on August 13, 2010.

(6)	The beneficial ownership information is based, in part, on information contained in Amendment No. 3 to the Statement on Schedule 13G filed by Security Investors, LLC on September 10, 2010.

(7)
The beneficial ownership information is based, in part, on information contained in Amendment No. 5 to the Statement on Schedule 13G filed by the group consisting of Empire Capital Management, LLC and its affiliates on May 19, 2011.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended  requires our executive officers and directors and persons who own more than 10% of our Common Stock to file reports of ownership and changes in ownership with the SEC. Such executive officers, directors and shareholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms they file. Based on information supplied to us and filings made with the SEC, during the fiscal year ended December 31, 2010 all of our executive officers and directors made all required Section 16(a) filings on a timely basis.

EXECUTIVE OFFICERS

Set forth below is information regarding our Executive Officer who is not also a member of our Board of Directors:

Teodor Klowan, Jr., age 43, was appointed as our Executive Vice President, Secretary and Treasurer on November 2, 2009 and became our Chief Financial Officer on November 16, 2009.  He also serves as Clerk and Treasurer of our subsidiary, CASTion Corporation.  Mr. Klowan has been a certified public accountant since 1991.  From November 2007 through February 2009 he was Chief Financial Officer and from May 2006 to November 2007 he was Vice President, Corporate Controller and Chief Accounting Officer of Nestor, Inc., a publicly held automated speed and red light technology company.  On June 3, 2009, a receiver was appointed by the Rhode Island Superior Court for the business and assets of Nestor, Inc.   Mr. Klowan was Corporate Controller of MatrixOne, Inc. in 2005 and Corporate Controller and Chief Accounting Officer at Helix Technology Corporation from 1999 to 2004. He was Assistant Corporate Controller of Waters Corporation from 1996 to 1999. Prior to 1996, Mr. Klowan worked in management and staff positions at Banyan Systems, Inc. and Ernst & Young.  Mr. Klowan holds a B.A. in Accounting from Bryant University and an M.B.A. in International Finance from Clark University.

Executive Compensation
Summary Compensation Table

The table set forth below summarizes the compensation earned by our named executive officers in 2010 and 2009. (1)

Name and Principal Position	Year	Salary ($)	Bonus	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)

Dennis C. Cossey	2010	$154,839	$75,000	$304,190	$34,276	$568,305
Chairman and CEO (4)	2009	$228,750	$0	$0	$41,944	$270,694

Cary G. Bullock	2010	$207,285	$0	$1,731,170	$57,008	$1,995,463
Chairman and CEO (5)	2009	$0	$0	$0	$0	$0

Teodor Klowan, Jr.	2010	$177,883	$0	$335,168	$0	$513,051
Executive Vice President and CFO (6)	2009	$21,314	$0	$662,146	$0	$683,460

Alexander G. Fassbender
Executive Vice President and	2010	$31,923	$0	$0	$7,455	$37,378
Chief Technology Officer (7)	2009	$232,500	$0	$0	$23,184	$255,684

Shawn R. Hughes	2010	$34,231	$50,000	$0	$242,948	$327,179
President and Chief Operating Officer (8)	2009	$229,167	$0	$143,000	$39,833	$412,000

Arthur S. Reynolds	2010	$0	$53,000	$0	$65,000	$118,000
Interim CFO (9)	2009	$60,000	$30,000	$138,856	$15,000	$243,856

Andrew T. Melton	2010	$0	$0	$0	$0	$0
Executive Vice President and CFO (10)	2009	$79,166	$0	$0	$31,933	$111,099

(1)
Certain columnar information required by Item 402(m) of Regulation S-K has been omitted for categories where there was no compensation awarded to, or paid to, the named executive officers required to be reported in such columns during 2010 or 2009.

(2)
Amounts in the column “Option Awards” reflect the grant date fair value of stock options awarded in accordance with FASB ASC Topic 718. The fair value of options granted during 2010 and 2009 were estimated at the date of grant using a Black-Scholes option pricing model with the following assumptions:

	2010	2009

Risk-free interest rate	2.5% - 3.8%	3.0% - 3.9%
Expected option life (years)	10.0	10.0
Expected volatility	80% - 97%	77% - 80%
Expected dividend rate	0%	0%

(3)	Amounts in the column “All Other Compensation” are comprised of the following:

Name and Principal Position	Year	Severance ($)	Car Allowances ($)	Medical and Insurance Reimbursement ($)	Total ($)

Dennis C. Cossey	2010	$0	$0	$34,276	$34,276
Chairman and CEO	2009	$0	$18,000	$23,944	$41,944

Cary G. Bullock	2010	$0	$0	$57,008	$57,008
Chairman and CEO	2009	$0	$0	$0	$0

Teodor Klowan, Jr.	2010	$0	$0	$0	$0
Executive Vice President and CFO	2009	$0	$0	$0	$0

Alexander G. Fassbender
Executive Vice President and	2010	$0	$0	$7,455	$7,455
Chief Technology Officer	2009	$0	$6,750	$16,434	$23,184

Shawn R. Hughes	2010	$208,340	$0	$34,608	$242,948
President and Chief Operating Officer	2009	$0	$9,000	$30,833	$39,833

Arthur S. Reynolds	2010	$65,000	$0	$0	$65,000
Interim CFO	2009	$15,000	$0	$0	$15,000

Andrew T. Melton	2010	$0	$0	$0	$0
Executive Vice President and CFO	2009	$0	$8,000	$23,933	$31,933

(4)
Mr. Cossey served as Chairman and CEO until Mr. Cary Bullock was hired on January 27, 2010.  After that date, Mr. Cossey served only as Chairman. Mr. Cossey resigned as a director and his employment terminated on July 26, 2011.

(5)	Mr. Bullock was hired on January 27, 2010.

(6)	Mr. Klowan was hired on November 2, 2009 as Executive Vice President and assumed the role of Chief Financial Officer on November 16, 2009.

(7)	Mr. Fassbender’s employment as Executive Vice President and Chief Technology Officer terminated on March 3, 2010.

Outstanding Equity Awards at December 31, 2010

The following table summarizes information concerning outstanding equity awards held by the named executive officers at December 31, 2010.  No named executive officer exercised options in the fiscal year ended December 31, 2010.

	Stock Option Awards
	Securities
	Underlying		Option
	Unexercised		Exercise	Option
	Options (#)		Price	Expiration
Name	Exercisable	Unexercisable	($)	Date

Dennis C. Cossey	150,000	none	$0.94	01/20/2011
	350,000	none	$1.11	01/02/2011
	797,500	none	$1.75	06/30/2018
	250,000	none	$1.50	02/27/2019
	none	1,000,000	$0.30	03/01/2020

Cary G. Bullock	2,039,851	6,119,550	$0.30	01/27/2020

Teodor Klowan, Jr.	781,250	1,718,750	$0.32	11/02/2019
	493,660	1,086,081	$0.30	01/27/2020

Alexander G. Fassbender	150,000	none	$0.94	01/20/2011
	350,000	none	$1.11	01/02/2011
	412,500	none	$1.75	06/30/2018
	250,000	none	$1.50	02/27/2019

Shawn R. Hughes	250,000	none	$1.50	02/27/2019
	600,000	none	$0.24	09/16/2019
	none	30,000	$0.35	11/18/2020

Arthur S. Reynolds	48,232	none	$0.31	07/31/2014
	45,455	none	$0.33	08/31/2014
	40,541	none	$0.37	09/30/2014
	46,875	none	$0.32	10/31/2014
	500,000	none	$0.50	11/30/2014
	30,000	none	$1.24	10/03/2018
	40,000	none	$1.24	06/30/2019
	30,000	none	$0.39	12/15/2019
	none	30,000	$0.35	11/18/2020

Andrew T. Melton	150,000	none	$0.94	01/20/2011
	350,000	none	$1.11	01/02/2011

Equity Compensation Plan Information

The following table sets forth the securities that are authorized for issuance under our equity compensation plans as of December 31, 2010:

Plan Category	(A) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(B) Weighted-average exercise price of outstanding options, warrants and rights	(C) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column A)

Equity Compensation plans approved by security holders

2008 Incentive Stock Plan	9,337,132	$0.68	10,662,868

Equity Compensation plans not approved by security holders

Stock options	12,470,770	$0.47	0

Warrants	1,281,103	$0.35	0

Total	23,089,005	$0.55	10,662,868

Employment Contracts and Agreements

We have written employment agreements with each of our senior executives. Set forth below are descriptions of the agreements with each of our current executive officers and with each person who was an executive officer on December 31, 2010.

Dennis C. Cossey.  Our Executive Chairman,  Dennis C. Cossey resigned on July 26, 2011. Our Executive Employment Agreement with Mr. Cossey provided for an annual base salary of $150,000, with eligibility for performance bonuses, from time to time, in accordance with incentive compensation arrangements to be established by the Compensation and Benefits Committee of our Board of Directors.  Mr. Cossey’s employment was terminable by either party upon 30 days’ written notice; provided that we could terminate Mr. Cossey’s employment immediately for “Cause” (as such term is defined in the Executive Employment Agreement) and Mr. Cossey could terminate his employment immediately for “Good Reason” (as such term is defined in the Executive Employment Agreement) or with 60 days’ written notice upon his “Retirement” (as such term is defined in the Executive Employment Agreement).  If Mr. Cossey’s employment terminated for any reason other than (i)  by us for Cause or (ii) voluntarily by Mr. Cossey without Good Reason, Mr. Cossey would have been entitled to receive severance payments of $12,500 per month for twelve months following the termination of his employment, and we would keep in force for such twelve-month period all health insurance benefits afforded to Mr. Cossey and his family at the time of termination.  Mr. Cossey’s Executive Employment Agreement contains other conventional terms, including covenants relating to the confidentiality and non-use of our proprietary information, and a provision prohibiting Mr. Cossey, for a period of one year following the termination of his employment, from competing against us or soliciting our customers or employees.  Mr. Cossey’s Executive Employment Agreement superseded Mr. Cossey’s Employment Agreement dated as of September 14, 2005 which provided, among other things, for a contract term of five years (extended, each month for an additional month), with a beginning base compensation of $200,000 (in 2005) for Mr. Cossey and minimum annual 15% increases in compensation.  The prior employment agreement also provided that Mr. Cossey would be eligible for discretionary incentive compensation of up to 100% of his base salary, as determined by the Compensation and Benefits Committee.  The prior employment agreement also entitled Mr. Cossey to periodic performance-based compensation upon the occurrence of certain unusual, but significant, events, including but not limited to the acquisition of new technology, the execution of new contracts in excess of 20% of existing revenues and other events as determined by the Compensation and Benefits Committee.  In addition, the prior employment agreement provided that, upon a change in control of the Company, Mr. Cossey would have been entitled to receive a lump sum payment of five years’ base compensation from the date of such change of control, as well as an immediate vesting of all unvested stock options and/or restricted stock grants.

Cary G. Bullock.  On January 27, 2010, we entered into an Executive Employment Agreement with our Chairman and Chief Executive Officer, Cary G. Bullock, pursuant to which we agreed to pay him a base salary of $200,000, with eligibility for performance bonuses, from time to time, in accordance with incentive compensation arrangements to be established by the Compensation and Benefits Committee of our Board of Directors.  Mr. Bullock’s employment is terminable by either party upon 30 days’ written notice; provided that we may terminate Mr. Bullock’s employment immediately for “Cause” (as such term is defined in the Executive Employment Agreement) and Mr. Bullock may terminate his employment immediately for “Good Reason” (as such term is defined in the Executive Employment Agreement).  If Mr. Bullock’s employment is terminated for any reason other than (i) by us for Cause or (ii) voluntarily by Mr. Bullock without Good Reason, Mr. Bullock will be entitled to receive severance payments of $16,667 per month for six months following the termination of his employment, and we will keep in force for such six-month period all health insurance benefits afforded to Mr. Bullock and his family at the time of termination.  Mr. Bullock’s Executive Employment Agreement contains other conventional terms, including covenants relating to the confidentiality and non-use of our proprietary information, and a provision prohibiting Mr. Bullock, for a period of six months or one year following the termination of his employment (depending on the circumstances of termination), from competing against us or soliciting our customers or employees.

Teodor Klowan, Jr.   On November 2, 2009 we entered into an Executive Employment Agreement with our Executive Vice President and Chief Financial Officer, Teodor Klowan, Jr., pursuant to which we agreed to pay him an annual base salary of $175,000, with eligibility for performance bonuses, from time to time, in accordance with incentive compensation arrangements to be established by the Compensation and Benefits Committee of our Board of Directors.  Mr. Klowan’s employment is terminable by either party upon 30 days’ written notice; provided that we may terminate Mr. Klowan’s employment immediately for “Cause” (as such term is defined in the Executive Employment Agreement) and Mr. Klowan may terminate his employment immediately for “Good Reason” (as such term is defined in the Executive Employment Agreement).  If Mr. Klowan’s employment is terminated for any reason other than (i) by us for Cause or (ii) voluntarily by Mr. Klowan without Good Reason, Mr. Klowan will be entitled to receive severance payments of $14,583 per month for six months following the termination of his employment, and we will keep in force for such six-month period all health insurance benefits afforded to Mr. Klowan and his family at the time of termination.  Mr. Klowan’s Executive Employment Agreement contains other conventional terms, including covenants relating to the confidentiality and non-use of our proprietary information and a provision prohibiting Mr. Klowan, for a period of one year following the termination of his employment, from competing against us or soliciting our customers or employees.

Alexander G. Fassbender.  Our employment agreement with Alexander G. Fassbender, who was our Executive Vice President and Chief Technology Officer until March 3, 2010, provided for a continuous three-year term (subject to our right to terminate the annual extensions upon 60 days’ written notice), with a beginning base compensation of $135,000 (in 1998) with 15% annual increases, capped at $250,000, after which annual increases will be determined on the basis of changes in the consumer price index. Mr. Fassbender was also eligible for discretionary incentive compensation of up to 50% of his base salary, as determined by the Compensation and Benefits Committee of our Board of Directors. Upon the termination of his employment following a change in control of the Company, Mr. Fassbender was entitled to a lump sum payment equal to 2.99 years’ base compensation in effect on the date of such change of control.  The employment agreement also contained certain restrictive covenants protecting trade secrets and prohibiting Mr. Fassbender from competing with us or soliciting our customers or employees for a period of one year after the termination of his employment. In April 2010, following the termination of his employment, Mr. Fassbender filed a Complaint in the Fairfax County, Virginia Circuit Court alleging that his employment had been terminated in breach of his employment agreement and claiming damages in the aggregate amount of approximately $1 million, including unpaid salary, reimbursement of expenses, and other payments under his employment agreement.  We have reached a settlement with Mr. Fassbender and the parties have jointly filed a motion to dismiss the complaint.  On a joint motion of the parties, the complaint has been dismissed.

Shawn R. Hughes.  On September 16, 2009 we entered into an Executive Employment Agreement with Shawn R. Hughes, who was, until January 27, 2010, our President and Chief Operating Officer.  The agreement provided that term of Mr. Hughes’s employment expired on the earlier of (i) the date on which the Company had appointed both a new Chief Executive Officer as successor to Dennis C. Cossey and a new Chief Financial Officer as successor to Arthur S. Reynolds or (ii) March 31, 2010 (in either case, the “Termination Date”); provided, however, that the Termination Date was extended until February 28, 2010 to permit Mr. Hughes to assist in the transition of authority to Cary G. Bullock, our new Chairman and CEO.  Mr. Hughes’s Executive Employment Agreement provided for a base salary of $150,000 per annum, with an entitlement to a bonus, upon completion of a certain contract involving our subsidiary, CASTion Corporation, in an amount equal to 10% of CASTion’s gross profits on such contract.  Pursuant to the agreement, we made severance payments in the amount of $20,834 per month to Mr. Hughes during the period from March 1, 2010 through February 28, 2011.  The agreement also contained certain restrictive covenants protecting trade secrets and prohibiting Mr. Hughes from competing with us or soliciting our customers or employees for a period of one year after the termination of his employment.

Certain Relationships and Related Transactions

We are not subject to any requirements that a majority of the board of directors be independent. See Board Determination of Independence above. However, using the independence standards set forth in the Marketplace Rules of the Nasdaq Stock Market, our Board of Directors has determined that two of our current Directors, Mr. Anthony and Mr. Winder Hughes are “independent directors.”  Further, although Mr. Reynolds is not considered “independent” under the Marketplace Rules of the Nasdaq Stock Market due to his service as interim Chief Financial Officer during the period August 3, 2009 through November 16, 2009 but, because of Mr. Reynolds’s prior service as an independent member of the Audit Committee, the extraordinary circumstances under which he agreed to serve as interim Chief Financial Officer, and the brief period of such service, the Board of Directors has determined that Mr. Reynolds will be able to exercise independent judgment on the Board of Directors.

We are a party to a license agreement with Alexander G. Fassbender, who until March 3, 2010 was our Executive Vice President and Chief Technology Officer, under which Mr. Fassbender has granted to us an exclusive license in the patents and patent applications for ThermoFuel and Enhanced Biogas Production in the United States and certain foreign countries.  We are required to pay to Mr. Fassbender a royalty of 1% of net sales after the cumulative sales of all licensed products exceed $20,000,000.  In December 2007, Mr. Fassbender waived certain termination rights under the license agreement, agreed that we can assign or transfer the license without his consent in connection with a merger or a sale of all or a portion of our business and assets, and agreed that he would not transfer his interest in the license agreement without our consent.

We are members, along with Mr. Fassbender and Mr. Fassbender’s ex-wife, of a limited liability company, ThermoEnergy Power Systems, LLC (“TEPS”), which owns  the ZEBS technology and which is a 50% member of Babcock-Thermo Clean Combustion LLC, our joint venture with Babcock Power.  We hold an 85% ownership interest in TEPS, and Mr. Fassbender and his ex-wife each own a 7.5% membership interest.  The Operating Agreement of TEPS provides, among other things, that the interests of Mr. Fassbender and his ex-wife cannot be diluted and that Mr. Fassbender will not be obligated to make capital contributions to TEPS other than his initial contribution of intellectual property.

The Company and Rexon Limited, a firm controlled by Arthur S. Reynolds, a member of our Board of Directors, entered into a consulting agreement on August 21, 2009, pursuant to which Mr. Reynolds provided services as our interim Chief Financial Officer.  Under the Consulting Agreement, the Company paid Rexon a retainer of $15,000 per month, reimbursed Rexon for all reasonable and customary expenses incurred by it in connection with Mr. Reynolds’s services, and issued to Rexon warrants, on the first business day of each month, commencing on August 1, 2009 and continuing through November 1, 2009, for the purchase of that number of shares of Common Stock determined by dividing (i) $15,000 by (ii) the market price per share of the Common Stock on such date. The consulting agreement with Rexon terminated on November 16, 2009 upon the appointment of Teodor Klowan, Jr. as our Chief Financial Officer; under the consulting agreement, we are obligated to continue payment of the $15,000 monthly retainer to Rexon for six months following termination.   Pursuant to the consulting agreement, upon the successful consummation of our Series B Convertible Preferred Stock financing, we paid Rexon a success fee of $30,000 in cash, issued to Mr. Reynolds a five-year warrant for the purchase of up to 500,000 shares of our Common Stock at an exercise price of $0.50 per share, and agreed to pay Mr. Reynolds an additional amount of $53,000, payable in five roughly equal monthly installments commencing in June 2010.

Our Board of Directors has adopted a policy whereby all transactions between us and any of our affiliates, officers, directors, principal shareholders and any affiliates of the foregoing must be approved in advance by the disinterested members of the Board of Directors based on a determination that the terms of such transactions are no less favorable to us than would prevail in arm’s-length transactions with independent third parties.

Compensation Discussion and Analysis

Philosophy and Objectives

The objective of our executive compensation program is to attract, retain and motivate the talented and dedicated executives who are critical to our goals of continued growth, innovation, increasing profitability and, ultimately, maximizing shareholder value.   We provide these executives with what we believe to be a competitive total compensation package consisting primarily of base salary and long-term equity incentive compensation.  Our executive compensation program aims to provide a risk-balanced compensation package which is competitive in our market sector and, more importantly, relevant to the individual executive.

Our policy for allocating between long-term and currently-paid compensation is to ensure adequate base compensation to attract and retain personnel, while providing incentives to maximize long-term value for our Company and our shareholders.   Accordingly, (i) we provide cash compensation in the form of base salary to meet competitive cash compensation norms and (ii) we provide non-cash compensation, primarily in the form of stock option awards, to encourage superior performance against long-term strategic goals.  Although on occasion we grant cash bonuses, we do not maintain a formal short-term incentive plan, as our strategic philosophy is to focus on long-term goals. The Compensation and Benefits Committee of our Board of Directors believes this compensation structure focuses our executives’ attention primarily on long-term stock price appreciation, rather than short-term results, and yet enables us to recruit and retain talented executives by ensuring that their annual cash compensation in the form of base salary is competitive with the annual cash compensation paid by other similarly situated companies.

Executive Compensation Process

We have recently entered into employment agreements with both of our executive officers.  These agreements provide for payment of base compensation at a rate negotiated at the time of the agreement, with eligibility for cash bonuses from time to time upon achievement of certain performance goals to be established through discussions with the Compensation and Benefits Committee of our Board of Directors (in the case of our Chief Executive Officer) or with such Committee and our Chief Executive Officer (in the case of the Chief Financial Officer).  The employment agreements with our Chief Executive Officer and our Chief Financial Officer, both our whom have been recently hired, also provide for an initial grant of stock options, with provision for future grants of stock options at the discretion of the Compensation and Benefits Committee of our Board of Directors.

In negotiating the employment agreements of our executive officers and establishing their base compensation, the ad hoc Executive Search Committee (which had primary responsibility for recruitment of our Chief Executive Officer and our Chief Financial Officer), the Compensation and Benefits Committee and management considered the practices of comparable companies of similar size, geographic location and market focus. We did not utilize any standard executive compensation index or engage the services of a compensation consultant in setting executive compensation, although management, the ad hoc Executive Search Committee and the Compensation and Benefits Committee analyzed publicly available compensation data.

In determining each component of each executive’s compensation, numerous factors particular to the executive are considered, including:
•	The individual’s particular background, including prior relevant work experience;
•	The market demand for individuals with the executive’s specific expertise and experience;
•	The individual’s role with us; and
•	Comparison to other executives within our Company.

Elements of Compensation

Executive compensation consists of the following elements:

Base Salary.  Base salary is established based on the factors discussed above. Our general compensation philosophy, as described above, is to offer a competitive package of base salary plus long-term, equity-based incentive compensation. Because we place emphasis on the long-term equity-based portion of our compensation package, we believe that the cash portion of our executive’s compensation is below the average of the range of annual cash compensation (base salary plus annual non-equity incentive compensation) for executives in similar positions with similar responsibilities at comparable companies.

Bonuses.  Cash bonuses and non-equity incentive compensation are generally not a regular or important element of our executive compensation strategy, and we focus instead on stock-based awards designed to reward long-term performance.

Stock Option and Stock-Based Awards.  We believe that long-term performance is best stimulated through an ownership culture that encourages such performance through the use of stock-based awards. The ThermoEnergy Corporation 2008 Incentive Stock Plan was established to provide certain of our employees, including our executive officers, with incentives to help align those employees’ interests with the interests of shareholders and with our long-term success. Our Board of Directors believes that the use of stock options and other stock-based awards offers the best approach to achieving our long-term compensation goals. While the 2008 Incentive Stock Plan provides for a variety of stock-based awards, to date we have relied exclusively on stock options to provide equity incentive compensation. We believe that stock options most effectively focus the attention of our executives and management on long-term performance and stock price appreciation. Stock options granted to our executive officers have an exercise price equal to the fair market value of our common stock on the grant date. Our stock options typically vest 25% on the first anniversary of grant and thereafter in equal quarterly installments over an additional three-year period, and generally expire ten years after the date of grant. Stock option grants to our executive officers are made in connection with the commencement of employment, in conjunction with an annual review of total compensation and, occasionally,  to meet special retention or performance objectives. Proposals to grant stock options to our executive officers are made by our CEO to the Compensation and Benefits Committee. The Compensation and Benefits Committee considers the estimated Black-Scholes valuation of each proposed stock option grant in determining the number of shares subject to each option grant.  In light of the significance we place on equity-based incentive compensation, in January 2010 our Board of Directors amended the 2008 Incentive Stock Plan to increase the number of shares of our common stock available for grant under such Plan from 10,000,000 to 20,000,000 and to remove the limit on the number of shares with respect to which stock options may be granted to any individual.  At the Special Meeting in lieu of the 2010 Annual Meeting in November 2010, the shareholders ratified the amendments to the 2008 Incentive Stock Plan.

We have not adopted stock ownership guidelines.

Other Compensation.  Our executive officers are not eligible to participate in, and do not have any accrued benefits under, any Company-sponsored defined benefit pension plan. They are eligible to, and in some cases do, participate in defined contribution plans, such as a 401(k) plan, on the same terms as other employees.   In addition, consistent with our compensation philosophy, we intend to continue to maintain our current benefits and perquisites for our executive officers; however, the Compensation and Benefits Committee in its discretion may revise, amend or add to the officer’s executive benefits and perquisites if it deems it advisable. We believe these benefits and perquisites are currently lower than median competitive levels for comparable companies. Finally, all of our executives are eligible to participate in our other employee benefit plans, including medical, dental, life and disability insurance.

Tax Implications

Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deductibility on our tax return of compensation of over $1,000,000 to certain of our executive officers unless, in general, the compensation is paid pursuant to a plan which is performance-related, non-discretionary and has been approved by our shareholders. We periodically review the potential consequences of Section 162(m) and may structure the performance-based portion of our executive compensation to comply with the exemptions available under Section 162(m). We believe that options granted under our 2008 Incentive Stock Plan will generally qualify as performance-based compensation under Section 162(m). However, we may authorize compensation payments that do not comply with these exemptions when we believe that such payments are appropriate and in the best interest of the shareholders, after taking into consideration changing business conditions or the officer’s performance.

Audit Committee Report

The Audit Committee reviews the financial reporting process of ThermoEnergy Corporation (the “Company”) on behalf of the Board of Directors.  Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.  The Company’s independent public accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon.  The Audit Committee monitors these processes.

On April 12, 2010, the Audit Committee engaged CCR LLP ("CCR") as the Company’s principal independent accountants to audit the Company’s financial statements, replacing Kemp & Company, a Professional Association ("Kemp"), who were dismissed as the Company’s principal independent accountants on the same day.  We made this change primarily because the Company relocated its financial operations from Little Rock, Arkansas to Worcester, Massachusetts. CCR is a regional firm with headquarters in Westborough, Massachusetts which can provide local support on a timely basis, while Kemp does not maintain offices outside of Little Rock, Arkansas.

During our two most recent fiscal years and during the subsequent interim period, neither management nor the Audit Committee consulted with CCR regarding any matter, including without limitation (i) the application of accounting principles to a specified transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Company’s consolidated financial statements or (iii) any matter that was either the subject of a disagreement (as defined in Item 304, paragraph (a)(1)(iv) of Regulation S-K and the instructions related to such Item 304) with Kemp or a reportable event (as defined in paragraph (a)(1)(v) of such Item 304).

Kemp's reports on the Company’s financial statements for the fiscal years ended December 31, 2008 and 2009 did not contain any adverse opinion or disclaimer of opinion and were not qualified as to uncertainty, audit scope or accounting principles, except that Kemp’s reports for both fiscal years contained explanatory paragraphs describing conditions that raised substantial doubt about the Company’s ability to continue as a going concern.  During the fiscal years ended December 31, 2008 and 2009, there were no disagreements between management and Kemp on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedures, which disagreements, if not resolved to Kemp’s satisfaction, would have caused Kemp to make reference to the subject matter of such disagreements in its report, except as reported by the Company in its Current Report on Form 8-K filed with the Securities and Exchange Commission on April 15, 2010.

In connection with its audits of the Company’s financial statements for the fiscal years ended December 31, 2008 and 2009, Kemp advised the Audit Committee of certain matters involving internal controls over financial reporting that Kemp considered to be material weaknesses.  We discussed such matters with Kemp and management has undertaken efforts to correct the deficiencies in internal controls identified by Kemp.  We have authorized Kemp to respond fully to CCR concerning such matters.

With respect to the fiscal year ended December 31, 2010, the Audit Committee met frequently and held extensive discussions with management and with representatives of CCR. Management represented to us that the Company’s consolidated financial statements for such fiscal year were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the audited financial statements and related disclosures with management and the independent public accountants, including a review of the significant management judgments underlying the financial statements and disclosures.  The Audit Committee also discussed with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU 380), as amended.

In addition, the Audit Committee discussed with representatives of CCR that firm’s independence from the Company and its management, and also considered whether the non-audit services performed during fiscal year 2010 by the independent public accountants were compatible with maintaining the accountants’ independence.  The independent public accountants have provided to the Committee the written disclosures and letter required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees).

The Committee discussed with the Company's independent public accountants the overall scope and plans for its audit. At the end of each fiscal quarter, the Committee met with the independent public accountants, with and without management present, to discuss the results of its examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, for filing with the Securities and Exchange Commission.

March 24, 2011

Audit Committee
Arthur S. Reynolds, Chairman
David Anthony
J. Winder Hughes III

PROPOSAL II

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The next proposal on the agenda for the Special Meeting in lieu of Annual Meeting of Shareholders will be ratification of the appointment of CCR LLP as ThermoEnergy’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

A representative of CCR LLP is expected to be present at the Special Meeting in lieu of the 2011 Annual Meeting of Shareholders.  The representative will have the opportunity to make a statement at the meeting if he desires to do so and is expected to be available to respond to appropriate questions.

CCR LLP, was appointed by the Audit Committee of our Board of Directors on April 12, 2010 to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2010, subsequently ratified at the 2010 Special Meeting in lieu of Annual Meeting of Shareholders.  CCR LLP replaced Kemp & Company, a Professional Association (“Kemp”) as our independent registered public accountants.  Our Audit Committee made this change primarily because we have relocated our financial operations from Little Rock, Arkansas to Worcester, Massachusetts. CCR LLP is a regional firm with headquarters in Westborough, Massachusetts which can provide local support on a timely basis, while Kemp does not maintain offices outside of Little Rock, Arkansas.

During our two most recent fiscal years and during the subsequent interim period, we did not consult with CCR LLP regarding any matter, including without limitation (i) the application of accounting principles to a specified transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on our consolidated financial statements or (iii) any matter that was either the subject of a disagreement (as defined in Item 304, paragraph (a)(1)(iv) of Regulation S-K and the instructions related to such Item 304) with Kemp or a reportable event (as defined in paragraph (a)(1)(v) of such Item 304).

CCR LLP’s report on our financial statements for the fiscal year ended December 31, 2010 and Kemp's report on our financial statements for the fiscal year ended December 31, 2009 did not contain any adverse opinion or disclaimer of opinion and were not qualified as to uncertainty, audit scope or accounting principles, except that both reports contained explanatory paragraphs describing conditions that raised substantial doubt about our ability to continue as a going concern.

During our fiscal year ended December 31, 2009, there were no disagreements between us and Kemp on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedures, which disagreements, if not resolved to Kemp’s satisfaction, would have caused Kemp to make reference to the subject matter of such disagreements in its report, except that, with respect to the fiscal year ended December 31, 2008, the following disagreements arose:

(i)  Payroll tax adjustments:  Our prior Chief Financial Officer did not agree with Kemp’s estimated adjustment for penalties and interest with respect to unpaid payroll taxes.  Following termination of our prior Chief Financial Officer’s employment, our interim Chief Financial Officer and our Board of Directors discussed the matter with Kemp and the matter was resolved to Kemp’s satisfaction;

(ii)  Debt covenant violations:  Our prior Chief Financial Officer would not agree to classify our Convertible Promissory Note to The Quercus Trust in the original principal amount of $2,000,000 as in default at December 31, 2008 due to the violation of certain covenants relating to unpaid payroll taxes and the non-disclosure of such violations.  Following termination of our prior Chief Financial Officer’s employment, our interim Chief Financial Officer and the Audit Committee of our Board of Directors discussed the matter with Kemp and the matter was resolved to Kemp’s satisfaction; and

(iii)  Failure to provide requested audit information:  Our prior Chief Financial Officer refused to provide critical audit documentation to Kemp.  Following termination of our prior Chief Financial Officer’s employment, our interim Chief Financial Officer and the Audit Committee of our Board of Directors discussed the matter with Kemp, our interim Chief Financial Officer provided all of the requested information to Kemp, and the matter was resolved to Kemp’s satisfaction.

We have authorized Kemp to respond fully to CCR LLP concerning all of the foregoing disagreements.

In connection with its audits of our financial statements for the fiscal year ended December 31, 2009, Kemp advised us of certain matters involving our internal controls over financial reporting that Kemp considered to be material weaknesses.  Our Audit Committee discussed such matters with Kemp, and we have undertaken efforts to correct the deficiencies in internal controls identified by Kemp.  We have authorized Kemp to respond fully to CCR LLP concerning such matters.

During our fiscal year ended December 31, 2010, and during the subsequent interim periods, there were no disagreements between us and CCR LLP on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedures, which disagreements, if not resolved to CCR LLP’s satisfaction, would have caused CCR LLP to make reference to the subject matter of such disagreements in its report.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accountants

The Audit Committee reviews and approves in advance any audit and permitted non-audit services to be provided by our independent registered public accountants. The Audit Committee has the sole authority to make these approvals.

The following describes the current policies and procedures of the Audit Committee with respect to pre-approval of audit and permissible non-audit services:

Audit Services.  All audit services must be pre-approved by the Audit Committee.  The Audit Committee approves the annual audit services engagement and, if necessary, any changes in terms, conditions, and fees resulting from changes in audit scope, company structure, or other matters.  Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee may also grant pre-approval for other audit services, which are those services that only the independent public accountant reasonably can provide.

Non-Audit Services.  The Audit Committee's policy is to pre-approve all permissible non-audit services provided by the independent registered public accountants.  These services may include audit-related services, tax services and other services.  The independent registered public accountants and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accountants in accordance with this pre-approval, and the fees for the services performed to date.  The Audit Committee may also pre-approve particular services on a case-by-case basis.

Fees billed to us by CCR LLP, our independent registered public accountants for fiscal year 2010 and by Kemp & Company Professional Association (“Kemp”), our independent registered public accountants for fiscal year 2009, were comprised of the following:

Audit Fees. For its audit of our annual financial statements, review of the financial statements included in our quarterly reports on Forms 10−Q, audits of statutory filings, comfort letter procedures and review of other regulatory filings, CCR LLP’s fee for 2010 was $127,643 and Kemp’s fee for 2009 was $106,000.

Audit Related Fees. No fees were billed to us for audit related services in 2010 or 2009.

Tax Fees. Fees for tax services provided to us, including tax compliance, tax advice and planning totaled $4,000 in each of 2010 and 2009.

All Other Fees. No other fees were billed to us by CCR LLP in 2010 or by Kemp in 2009 for “other services.”

In accordance with the Audit Committee’s pre-approval policy, all audit services performed by CCR LLP during 2010 were approved at the time such firm was engaged to serve as our independent registered public accountants for such fiscal years.  The Audit Committee reviewed and approved, as consistent with our policies and procedures, the tax services performed for us in 2010 by CCR LLP.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF CCR LLP.

INFORMATION INCORPORATED BY REFERENCE

The following information is incorporated into this Proxy Statement by reference to our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2010, a copy of which is delivered with this Proxy Statement:

(a)	Our audited financial statements as of, and for the year ended, December 31, 2010; and
(b)	Management’s Discussion and Analysis of Financial Condition and Results of Operations.

OTHER MATTERS

The Board of Directors is not aware of any other matters to come before the meeting.  However, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their judgment in such matters.

November 17, 2011
        Worcester, Massachusetts

APPENDIX A

CHARTER OF THE COMPENSATION AND BENEFITS COMMITTEE OF
THE BOARD OF DIRECTORS OF THERMOENERGY CORPORATION

PURPOSE AND AUTHORITY OF THE COMMITTEE

The Compensation and Benefits Committee (the “Committee”) of the Board of Directors (the “Board”) of ThermoEnergy Corporation (the “Company”) shall evaluate and recommend to the Board, as appropriate, the compensation policy and practices of the Company with respect to its chief executive officer and the Company’s other senior executives, administer the Company’s stock option plans and perform any other responsibilities vested in it pursuant to this charter.

COMPOSITION OF THE COMMITTEE

The Committee shall consist of no fewer than three (3) independent directors.  The members of the Committee shall be appointed by the Board and may be replaced by the Board.  Members of the Committee shall also qualify as “non-employee directors” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.  The Board shall appoint one member of the Committee to act as its Chair.  The members of the Committee will be appointed by the Board.  The members of the Committee will serve at the discretion of the Board.  The members of the Committee shall serve terms of one year, and shall be eligible for re-appointment.  In fulfilling its duties and responsibilities, as set forth below, the Committee shall have authority to delegate its authority, as it deems appropriate, to act upon specific matters within defined parameters to subcommittees, including subcommittees consisting solely of one or more Company officers, in each case to the extent permitted by applicable law.  Any such subcommittee shall report any action taken to the full Committee at its next meeting.

MEETINGS AND PROCEDURES OF THE COMMITTEE

The Committee shall fix its own rules of procedure, which shall be consistent with the By-laws of the Company, this charter and applicable law. The Committee shall meet at least two times each year and as many other times as the Committee deems necessary. Members of the Committee shall strive to be present at all meetings.

A majority of the members of the Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other shall constitute a quorum.

The Committee shall prepare and, through its Chair, submit periodic reports of the Committee’s work and findings to the Board; the Committee shall include recommendations for Board action when appropriate.

DUTIES OF THE COMMITTEE

The Committee shall have the following duties and responsibilities:

1.           The Committee shall have the sole authority to retain and terminate any compensation consultant used to assist in the evaluation of executive compensation and shall have sole authority to approve the consultant’s fees and other retention terms.

2.           The Committee shall have authority to obtain, in its discretion, advice and assistance from internal or external legal, accounting, or other advisers.

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3.           The Committee shall review and approve corporate goals and objectives relevant to chief executive officer and senior executive compensation, evaluate the performance of the chief executive officer and the senior executives in light of those goals and objectives, and set the compensation level of the chief executive officer and the senior executives based on this evaluation.  In discharging its responsibilities, the Committee shall endeavor to develop compensation and bonus structures for individual officers that reflect the Company’s performance in light of defined corporate goals and objectives and return to stockholders, as well as individual officer’s responsibilities of their position, past achievements with the Company, compensation awarded to them in the past, and compensation awarded to executives at companies considered comparable by the Committee.

4.           The Committee shall review and make recommendations to the full Board with respect to incentive-compensation plans and equity-based plans that may be adopted or maintained by the Company.

5.           The Committee shall review and make recommendations to the Board concerning all employment agreements, severance arrangements, change-in-control agreements, or arrangements involving officers and directors of the Company.

EVALUATION OF THE CHARTER

The Committee shall review and reassess on an annual basis the adequacy of this charter and recommend any proposed changes to the Board for its approval.  The Committee shall annually review its own performance.

Last revised:  January 31, 2006

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THERMOENERGY CORPORATION
10 NEW BOND STREET
WORCESTER, MASSACHUSETTS 01606

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M39255-S86975 KEEP THIS PORTION FOR YOUR RECORDS

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THERMOENERGY CORPORATION

Vote on Directors (Only holders of Common Stock and Series A Convertible Preferred Stock vote.)

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) CARY G. BULLOCK
02) ARTHUR S. REYNOLDS

Vote on Proposal (All shareholders vote.)

	For	Against	Abstain
2. Ratification of the appointment of CCR LLP as the independent public accountants of ThermoEnergy for the fiscal year 2011.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) on the Proxy. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

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Signature [PLEASE SIGN WITHIN BOX] Date

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Important Notice Regarding the Availability of Proxy Materials for the Special Meeting in lieu of the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

M39256-S86975

PROXY
THERMOENERGY CORPORATION — SPECIAL MEETING IN LIEU OF THE 2011 ANNUAL MEETING OF SHAREHOLDERS
DECEMBER 13, 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Cary G. Bullock and Teodor Klowan, Jr, and each of them acting alone, with full power of substitution, as proxy of the undersigned, to vote all shares held of record by the undersigned or which the undersigned is entitled to vote, as designated on the reverse side and upon all subjects that may properly come before the meeting, at the Special Meeting in Lieu of the 2011 Annual Meeting of Shareholders of ThermoEnergy Corporation, to be held at 10:00 a.m., local time, on December 13, 2011, and any adjournments and postponements of the said meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THE BOARD RECOMMENDS AN AFFIRMATIVE VOTE FOR ALL PROPOSALS SPECIFIED. SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS, AND FOR THE RATIFICATION OF CCR LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS AND IN THE DISCRETION OF THE PROXY HOLDER, UPON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

PLEASE VOTE, DATE AND SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE